SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  August 7, 1997



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated August 6, 1997:

         MEDIMMUNE RECEIVES MARKETING APPROVAL FOR CYTOGAM IN CANADA
                      - Launch Planned for September -

Gaithersburg, MD, August 6, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has received a notice of compliance for CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human)) from the Therapeutic Products Directorate of the Health Protection Branch (HPB) of Health Canada. The notice, granted for the attenuation of primary cytomegalovirus (CMV) disease associated with kidney transplantation, allows MedImmune to market CytoGam for that indication in Canada. CytoGam is currently marketed by MedImmune in the United States (please see full prescribing information).

"With Canadian approval, MedImmune continues to carry out its strategy of expanding the use of CytoGam into markets outside of the United States," commented David M. Mott, President and Chief Operating Officer. MedImmune plans to market CytoGam through a national distributor in Canada and expects to launch the product to the Canadian Transplantation Society during the 66th Annual Meeting of the Royal College of Physicians and Surgeons of Canada on September 25 through 28, 1997 in Vancouver, British Columbia.

CMV is the most important cause of infection occurring after transplantation and contributes to significant morbidity and mortality. In transplant patients, CMV can cause severe pneumonia, increased bacterial and fungal infections and other organ complications related to CMV tissue invasive disease which, if not successfully treated, can lead to organ failure. CMV has also been associated with an increased risk of rejection of the transplanted organ.

CytoGam is an intravenous immune globulin enriched in antibodies against CMV and is marketed by MedImmune in the United States for the attenuation of primary CMV disease in donor-positive / recipient-negative kidney transplant patients. The Company currently sells CytoGam through distributors in certain Eastern European countries and intends to file for marketing approval in other European and Latin American countries.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. The Company currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. CytoGam is manufactured by Massachusetts Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. Launch of CytoGam in Canada is subject to certain regulatory requirements and reimbursement approvals.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  August 7, 1997    /s/  David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)